UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 6, 2006 (June 29, 2006)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0947002 (I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY		10038 (Zip Code)
(Address of principal executive office)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As of June 29, 2006, MortgageIT Holdings, Inc., MortgageIT, Inc., MHL Funding Corp. and Next at Bat Lending, Inc. (collectively, the ‘‘Sellers’’) entered into Amendment No. 7 to Master Repurchase Agreement (the ‘‘Amendment’’), by and between Merrill Lynch Bank USA and the Sellers, which amends the Master Repurchase Agreement, dated as of June 8, 2005 and as amended from time to time (as amended by the Amendment, the ‘‘Repurchase Agreement’’). The only significant changes to the Repurchase Agreement resulting from the Amendment were (i) to remove Next at Bat Lending, Inc. as a Seller thereunder, (ii) to revise certain definitions therein, (iii) to extend the Termination Date until no later than December 31, 2006 and (iv) to revise the covenant relating to Tangible Net Worth. Capitalized terms not defined in this paragraph have the meanings ascribed to them in the Repurchase Agreement. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

* * * *

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Amendment No. 7 to Master Repurchase Agreement, dated as of June 29, 2006, by and between Merrill Lynch Bank USA, MortgageIT, Inc., MortgageIT Holdings, Inc., MHL Funding Corp. and Next at Bat Lending, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By: /s/ Andy Occhino Andy Occhino Secretary

Date: July 6, 2006

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated July 6, 2006 (June 29, 2006)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 7 to Master Repurchase Agreement, dated as of June 29, 2006, by and between Merrill Lynch Bank USA, MortgageIT, Inc., MortgageIT Holdings, Inc., MHL Funding Corp. and Next at Bat Lending, Inc.